United States
Securities and Exchange Commission
Washington, D.C. 20549
_______________________________
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2006

Chesapeake Utilities Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-11590	51-0064146
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

909 Silver Lake Boulevard, Dover, Delaware 19904
(Address of principal executive offices, including Zip Code)

(302) 734-6799
(Registrant's Telephone Number, including Area Code)

_______________________________________________________________
(Former name, former address and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On October 12, 2006, Chesapeake Utilities Corporation (“the Company”) completed the private placement of $20 million of long-term unsecured Senior Notes with The Prudential Insurance Company of America, Prudential Retirement Insurance and Annuity Company and United of Omaha Life Insurance Company. The notes have a fixed interest rate of 5.50% and mature on October 12, 2020.

A copy of the press release is attached as Exhibit 99.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Document Description	Method of Filing
4	Note Agreement entered into by the Company on October 18, 2005, pursuant to which, on or before December 28, 2006, the Company will privately place $20 million of 5.50% Senior Notes due 2020.	Incorporated by reference to Form 10-K for the year ended December 31, 2005
99	Press release dated October 17, 2006.	Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Chesapeake Utilities Corporation

/s/ Michael P. McMasters
—————————————
Michael P. McMasters
Senior Vice President and Chief Financial Officer

Date: October 17, 2006